UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2020

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2020, International Money Exchange, Inc. (the “Company”) announced that Messrs. Robert Jahn and Stephen Paul resigned from the Company’s Board of Directors (the “Board”), effective as of September 14, 2020, in connection with the Company’s completion of its transition to a Board composed of a majority of independent directors as required by the Nasdaq Capital Market listing rules for a listed company that is no longer a “controlled company” under such rules. Such resignations are not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  In addition, the Board made related changes to its Compensation and Nominating and Corporate Governance Committees, the members of which are now:

Compensation Committee:	Kurt Holstein (Chair)
Christopher Lofgren
John Rincon

Nominating and Corporate Governance Committee:	Christopher Lofgren (Chair)
Michael Purcell

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Description

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: September 14, 2020	By:	/s/ Tony Lauro II
		Name:	Tony Lauro II
		Title:	Chief Financial Officer